Exhibit (b)(1)

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

A Maryland Corporation

BY-LAWS

CREDIT SUISSE ASSET MANAGEMENT INCOME FUND, INC.

Amended and Restated By-Laws

ARTICLE I

Stockholders

SECTION 1. Place of Meeting. All meetings of the Stockholders shall be held at the principal office of the Corporation in the State of Maryland or at such other place within the United States as may from time to time be designated by the Board of Directors and stated in the notice of such meeting.

SECTION 2. Annual Meetings. The annual meeting of the Stockholders of the Corporation shall be held on such date and at such time of each year as may be designated by the Board of Directors and stated in the notice of such meeting, for the purpose of electing Directors for the ensuing year and for the transaction of such other business as may properly be brought before the meeting.

SECTION 3. Special Meetings. Special meetings of the Stockholders for any purpose or purposes may be called by the Chairman of the Board, the President or a majority of the Board of Directors, and shall be called by the Secretary upon receipt of the request in writing signed by Stockholders holding at least a majority of the common stock issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting and shall include all of the information specified in Section 5(c) of this Article I. The Secretary shall inform such Stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose or purposes of the meeting as required in this Section 3 to all Stockholders entitled to notice of such meeting. At any special meeting of the Stockholders, only such business shall be conducted as shall be properly brought before the meeting and shall have been indicated in the call for the meeting as provided in this Section 3 and the Corporation’s notice of meeting given in accordance with the provisions of Section 4 of this Article I of these Bylaws. The chairman of the special meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting or is not a proper subject for the meeting; any such business shall not be considered or transacted.

Notwithstanding the foregoing provisions of this Section 3, unless otherwise required by law, if a Stockholder (or a qualified representative of a Stockholder) does not appear at the special meeting of Stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 3, to be considered a qualified representative of a Stockholder, a Person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such Person must produce such writing at the meeting of Stockholders.

SECTION 4. Notice of Meetings of Stockholders. Not less than ten days’ and not more than ninety days’ written or printed notice of every meeting of Stockholders, stating the time and place thereof (and the general nature of the business proposed to be transacted at any special or extraordinary meeting), shall be given to each stockholder entitled to vote thereat by leaving the same with such stockholder or at such stockholder’s residence or usual place of business or by mailing it, postage prepaid, and addressed to such stockholder at such Stockholders’ address as it appears upon the books of the Corporation, or by electronic delivery to the extent permissible under applicable law. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the stockholder as aforesaid.

No notice of the time, place or purpose of any meeting of Stockholders need be given to any stockholder who attends in person or by proxy or to any stockholder who, in writing executed and filed with the records of the meeting, either before or after the holding thereof, waives such notice.

SECTION 5. Notice of Stockholder Business at Annual Meetings. (a) At any annual meeting of the Stockholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before an annual meeting, the business must (i) be specified in the notice of meeting (or any supplement thereto) given by or at the direction of the Board of Directors, (ii) otherwise be properly brought before the meeting by or at the direction of the Board of Directors, or (iii) otherwise (x) be properly brought before the meeting by a Stockholder who is entitled to vote at the meeting, who complies with the notice procedures set forth in this Section 5 and who is a Stockholder of record (i) at the time such notice is delivered to the Secretary of the Corporation, (ii) on the record date for the determination of Stockholders entitled to notice of and to vote at such meeting, and (iii) on the date of such meeting including any adjournment thereof, and (y) constitute a proper subject to be brought before the meeting.

(b) For business to be properly brought before an annual meeting by a Stockholder, the Stockholder must have given timely notice thereof in writing to the Secretary of the Corporation. To be timely, such notice must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 120 days, nor earlier than 150 days, before the first anniversary of the date on which the Corporation first mailed its proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by such Stockholder to be timely must be so received not earlier than 150 days prior to such annual meeting and not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made. In no event shall the public announcement of an adjournment of an annual meeting commence a new time period for the giving of a Stockholder’s notice as described above.

(c) Any such notice by a Stockholder shall set forth:

(i) as to any business that the Stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration), the reasons for conducting such business at the meeting and any material interest in such business of such Stockholder and the beneficial owner, if any, on whose behalf the proposal is made; and

(ii) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the proposal is made:

(1) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner,

(2) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner and any Person1 who has a Disclosable Relationship2 with such Stockholder or beneficial owner (“Stockholder Associate”),

(3) the name of each nominee holder of shares of the capital stock of the Corporation owned beneficially but not of record by such Stockholder and such beneficial owner and their respective Stockholder Associates, and the number of such shares held by each such nominee holder,

(4) a description of any agreement, arrangement or understanding (whether written or oral) with respect to the proposal between or among such Stockholder and such beneficial owner, any of their respective Stockholder Associates, and any other Person or Persons (including their names) in connection with the proposal of such business and any material interest of such Person or any Stockholder Associate of such Person, in such business, including any anticipated benefit therefrom to such Person, or any Stockholder Associate of such Person,

(5) a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners or their respective

[1]

“Person” means an individual, a corporation, a partnership, a limited liability company, an association, a trust or any other entity or organization, including a series or portfolio of any of the foregoing, or a government or political subdivision or an agency or instrumentality thereof.

[2]

“Disclosable Relationship” with respect to another Person means (A) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of any agreement, arrangement, understanding (whether written or oral) or practice, including sharing of information, decisions or actions, of a Person with such other Person with respect to the Corporation or shares of the Corporation, (B) the beneficial ownership of securities of any Person known by such Person to beneficially own shares of the Corporation and of which such Person knows such other Person also beneficially owns any securities, (C) sharing beneficial ownership of any securities with such other Person, (D) being an immediate family member of such other Person, (E) the existence at any time during the current calendar year or at any time within the two most recently completed calendar years of a material business or professional relationship with such other Person or with any Person of which such other Person is a holder of 5% or more of the outstanding voting securities, officer, director, general partner, managing member or employee or (F) controlling, being controlled by or being under common control with such other Person.

Stockholder Associates, the effect or intent of which is to mitigate loss to, manage the risk of or benefit from Corporation share price changes, or increase or decrease the voting power of, such Stockholder or such beneficial owner or their respective Stockholder Associates, with respect to shares of the Corporation,

(6) a description of all commercial and professional relationships and transactions between or among such Stockholder and such beneficial owners or their respective Stockholder Associates, and any other Person or Persons known to such Stockholder and such beneficial owners or their respective Stockholder Associates to have a material interest in the matter that is the subject of such notice,

(7) the investment strategy or objective, if any, of such Stockholder and such beneficial owners and their respective Stockholder Associates that are not individuals, and a copy of the most recent prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder, beneficial owner and each such Stockholder Associate,

(8) a representation that the Stockholder is a holder of record of shares of the capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such business,

(9) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to approve or adopt the proposal and/or (b) otherwise to solicit proxies from Stockholders in support of such proposal, and

(10) any other information relating to such Stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Stockholder or beneficial owner with respect to the proposed business to be brought by such Stockholder or beneficial owner before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, whether or not the Stockholder submitting the notice intends to deliver a proxy statement or solicit proxies.

(iii) A Stockholder providing notice of any business proposed to be brought before a meeting of Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Article I, Section 5(c) shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the meeting of Stockholders and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders entitled to receive notice of the meeting of Stockholders.

(iv) The foregoing notice requirements of this Section 5 shall be deemed satisfied by a Stockholder if the Stockholder has notified the Corporation of his, her or its intention to present a proposal at a meeting in compliance with Rule 14a-8 promulgated under the Securities Exchange Act of 1934 (or any successor provision of law) and such Stockholder’s proposal has been included in a proxy statement that has been prepared by the Corporation to solicit proxies for such meeting.

(d) Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section 5. The chairman of the annual meeting shall, if the facts warrant, determine and declare to the meeting that (i) the business proposed to be brought before the meeting is not a proper subject thereof and/or (ii) such business was not properly brought before the meeting in accordance with the provisions of this Section 5, and, if he should so determine, he shall so declare to the meeting that any such business shall not be considered or transacted.

(e) For purposes of Article I, Section 5 and Article II, Section 2 of these Bylaws, “public announcement” shall mean disclosure in a press release reported by the Dow Jones News Service, Bloomberg or comparable news service or in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934 or the Investment Company Act of 1940, as amended.

(f) Notwithstanding the foregoing provisions of this Section 5, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual meeting of Stockholders of the Corporation to present proposed business, such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 5(f), to be considered a qualified representative of the Stockholder, a Person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such Person must produce such writing at the meeting of Stockholders.

(g) Notwithstanding the foregoing provisions of this Section 5, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 5; provided however, that any references in these Bylaws to the Securities Exchange Act of 1934 or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to proposals as to any business to be considered pursuant to this Section 5, and compliance with Section 5 shall be the exclusive means for a Stockholder to submit business (other than matters brought properly under and in compliance with Rule 14a-8 under the Securities Exchange Act of 1934 (or any successor provision of law)).

SECTION 6. Record Dates. The Board of Directors may fix, in advance, a date not exceeding ninety days preceding the date of any meeting of Stockholders, any dividend payment date or any date for the allotment of rights, as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting or entitled to receive such dividends or rights, as the case may be; and only Stockholders of record on such date shall be entitled to notice of and to vote at such meeting or to receive such dividends or rights, as the case may be. In the case of a meeting of Stockholders, such date shall not be less than ten days prior to the date fixed for such meeting.

SECTION 7. Quorum, Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the shares of common stock of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders except as otherwise provided by statute, by the Articles of Incorporation or by these Bylaws. If, however, such quorum shall not be present or represented at any meeting of the Stockholders, the holders of a majority of the stock present in person or by proxy or the Chairman of the meeting shall have power to adjourn the meeting from time to time, without notice other than announcement at the meeting, to a date not more than 120 days after the original record date, until the requisite amount of stock entitled to vote at such meeting shall be present. A meeting of Stockholders convened on the date for which it was called at which a quorum is present may also be adjourned from time to time for any other purpose without further notice other than by announcement at the meeting by the Chairman of the meeting or upon vote of the Stockholders, but not to a date more than 120 days after the original date. At such adjourned meeting any business may be transacted which might have been transacted at the meeting as originally notified.

SECTION 8. Voting and Inspectors. At all meetings, Stockholders of record entitled to vote thereat shall have one vote for each share of common stock standing in his name on the books of the Corporation (and such Stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date for the determination of Stockholders entitled to vote at such meeting, either in person or by proxy.

All questions shall be decided by a majority of the votes cast at a duly constituted meeting (except for all elections which shall be by a plurality of votes cast), unless the question is one upon which, by express provisions of applicable statutes, of the Articles of Incorporation or of these Bylaws, a different vote is required, in which case such express provisions shall govern and control the decision of such question.

At any election of Directors, the Chairman of the meeting may, and upon the request of the holders often percent (10%) of the stock entitled to vote at such election shall, appoint one or more inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such Inspector.

SECTION 9. Proxies. Any Stockholder entitled to vote at any meeting of Stockholders may vote either in person or by written proxy signed by the Stockholder or his authorized agent. A Stockholder entitled to vote at any meeting of Stockholders may also authorize another person or persons to act as a proxy for him via telephone, the internet or any other means authorized by Maryland law. Unless a proxy provides otherwise, it is not valid more than eleven months after its date. A copy, facsimile transmission or other reproduction of a writing or transmission may be substituted for the original writing or transmission for any purpose for which the original writing or transmission could be used. Every proxy shall be dated, but need not be sealed, witnessed or acknowledged. Every proxy shall be revocable at the pleasure of the person executing it or of his personal representatives or assigns. All proxies shall be delivered to the Secretary of the Corporation, or to the person acting as Secretary of the Meeting being voted. A proxy with respect to stock held in the name of two or more persons shall be valid if executed by one of them unless, at or prior to exercise of such proxy, the Corporation receives a specific written notice to the contrary from any one of them. A proxy purporting to be executed by or on behalf of a stockholder shall be valid unless challenged at or prior to its exercise.

SECTION 10. Conduct of Stockholders’ Meetings. The meetings of the Stockholders shall be presided over by the Chairman of the Board, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meetings, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor the Assistant Secretary is present, then the meeting shall elect its Secretary.

The Board of Directors of the Corporation shall be entitled to make such rules or regulations for the conduct of meetings of Stockholders as it shall deem necessary, appropriate or convenient. Subject to such rules and regulations of the Board of Directors, if any, the chairman of the meeting shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are necessary, appropriate or convenient for the proper conduct of the meeting, including, without limitation, adjourning the meeting from time to time in accordance with Article I, Section 7, establishing an order of business for the meeting, rules and procedures for maintaining order at the meeting and the safety of those present, limitations on participation in such meeting to Stockholders of record of the Corporation and their duly authorized and constituted proxies, and such other persons as the chairman shall permit, limitations on the time allotted to questions or comments by participants and regulation of the opening and closing of the polls for balloting and matters which are to be voted on by ballot.

SECTION 11. Concerning Validity of Proxies, Ballots, etc. At every meeting of the Stockholders, all proxies shall be received and taken in charge of and all ballots shall be received and canvassed by the Secretary of the meeting, who shall decide all questions touching the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

SECTION 12. Action without Meeting. Any action to be taken by Stockholders may be taken without a meeting if (1) all Stockholders entitled to vote on the matter consent to the action in writing, (2) all Stockholders entitled to notice of the meeting but not entitled to vote at it sign a written waiver of any right to dissent and (3) said consents and waivers are filed with the records of the meetings of Stockholders. Such consent shall be treated for all purposes as a vote at the meeting.

SECTION 13. Exclusive Forum for Certain Litigation. To the fullest extent permitted by law either (1) the Supreme Court for the State of New York, New York County, or, if that Court does not have jurisdiction because the action asserts a federal claim, the United States District Court for the Southern District of New York, or (2) the Circuit Court of the State of Maryland or, if such court does not have subject matter jurisdiction thereof, any other court in the State of Maryland with subject matter jurisdiction shall be the sole and exclusive forum for (a) any derivative action or proceeding brought in the right or on behalf of the Corporation, (b) any action asserting a claim of breach of (i) any duty owed by any Director, officer, other employee or agent of the Corporation to the Corporation or to the Stockholders of the Corporation or (ii) a standard of conduct applicable to directors, (c) any action asserting a claim against the Corporation or any Director, officer, other employee or agent of the Corporation arising pursuant to any provision of the Maryland General Corporation Law, the charter of the Corporation or these Bylaws, or (d) any action asserting a claim against the Corporation or any director, officer, other employee or agent of the Corporation that is governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of stock of the Corporation shall be deemed to have notice of and consented to the provisions of this Article I, Section 13.

ARTICLE II

Board of Directors

SECTION 1. Number and Tenure of Office. The business and affairs of the Corporation shall be conducted and managed by a Board of Directors consisting of not less than three nor more than nine Directors; as may be determined from time to time by vote of a majority of the entire Board of Directors. Directors need not be stockholders. The Board of Directors shall be divided into three classes, with one class to be elected at each annual meeting as provided in the Charter.

SECTION 2. Director Nominations. (a) Only persons who are nominated in accordance with the procedures set forth in this Section 2 shall be eligible for election or re-election as Directors. Nominations of persons for election or re-election to the Board of Directors of the Corporation may be made at an annual meeting of Stockholders or at a special meeting of Stockholders as to which the call for the meeting and the Corporation’s notice of meeting provide for the election of Directors, by or at the direction of the Board of Directors or by any Stockholder of the Corporation who is entitled to vote for the election of such nominee at the meeting, who complies with the notice procedures set forth in this Section 2 and who is a Stockholder of record at the time such notice is delivered to the Secretary of the Corporation, on the record date for the determination of Stockholders entitled to notice of and to vote at such meeting and at the time of such meeting (and any postponement and adjournment thereof).

(b) Such nominations, other than those made by or at the direction of the Board of Directors, shall be made pursuant to timely notice delivered in writing to the Secretary of the Corporation. To be timely, (i) any notice of nomination(s) by a Stockholder given in connection with an annual meeting must be delivered to or mailed and received at the principal executive offices of the Corporation not later than 120 days, nor earlier than 150 days, before the first anniversary of the date on which the Corporation first mailed its notice and proxy materials for the annual meeting held in the prior year; provided, however, that in the event that the date of the annual meeting is advanced or delayed by more than 30 days from the first anniversary of the preceding year’s annual meeting, notice by such Stockholder to be timely must be so received not earlier than 150 days prior to such annual meeting and not later than the close of business on the 10th day following the day on which notice or public announcement of the date of such meeting was given or made, and (ii) any notice of nomination(s) given in connection with a special meeting as to which the call for the meeting and the Corporation’s notice of meeting provide for the election of Directors must be delivered to or mailed and received at the principal executive offices of the Corporation not earlier than 150 days prior to such special meeting and not later than 120 days prior to the date of the meeting; provided, however, that if less than 130 days’ notice or prior public disclosure of the date of such special meeting is given or made to Stockholders, any such notice by a Stockholder to be timely must be so received not later than the close of business on the 10th day following the day on which notice of the date of such special meeting was given or such public disclosure was made. In no event shall the public announcement of an adjournment of a meeting commence a new time period for the giving of a Stockholder’s notice of nomination(s) as described above.

(c) Any such notice by a Stockholder shall set forth:

(i) as to the Stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination is made:

(1) the name and address of such Stockholder, as they appear on the Corporation’s books, and of such beneficial owner,

(2) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such Stockholder and such beneficial owner and their respective Stockholder Associates,

(3) the name of each nominee holder of shares of the capital stock of the Corporation owned beneficially but not of record by such Stockholder and such beneficial owner and their respective Stockholder Associates, and the number of such shares held by each such nominee holder,

(4) a description of any agreement, arrangement or understanding (whether written or oral) with respect to the nomination between or among such Stockholder and such beneficial owner, any of their respective Stockholder Associates, and any other Person or Persons (including their names) in connection with the nomination and any material interest of such Person or any Stockholder Associate of such Person, in such nomination, including any anticipated benefit therefrom to such Person, or any Stockholder Associate of such Person,

(5) a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Stockholder and such beneficial owners or their respective Stockholder Associates, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such Stockholder or such beneficial owner or their respective Stockholder Associates, with respect to shares of the Corporation,

(6) a description of all commercial and professional relationships and transactions between or among such Stockholder and such beneficial owners or their respective Stockholder Associates, and any other Person or Persons known to such Stockholder and such beneficial owners or their respective Stockholder Associates to have a material interest in the nomination that is the subject of such notice,

(7) the investment strategy or objective, if any, of such Stockholder and such beneficial owners and their respective Stockholder Associates that are not individuals, and a copy of the most recent prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such Stockholder, beneficial owner and each such Stockholder Associate,

(8) a representation that the Stockholder is a holder of record of shares of the capital stock of the Corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to propose such nomination,

(9) a representation whether the Stockholder or the beneficial owner, if any, intends or is part of a group which intends (a) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Corporation’s outstanding shares required to elect the nominee and/or (b) otherwise to solicit proxies from Stockholders in support of such nomination, and

(10) any other information relating to such Stockholder and such beneficial owner that would be required to be disclosed in a proxy statement or other filing required to be made in connection with the solicitation of proxies by such Person with respect to the proposed business to be brought by such Person before the meeting pursuant to Section 14 of the Securities Exchange Act of 1934 and the rules and regulations promulgated thereunder, whether or not the Stockholder submitting the notice intends to deliver a proxy statement or solicit proxies.

(ii) As to each individual whom the Stockholder proposes to nominate for election as a Director (a “Proposed Nominee”) and each Person who has a Disclosable Relationship with such Proposed Nominee (“Proposed Nominee Associate”):

(1) the name, age, business address and residence address of such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee,

(2) the principal occupation or employment of such Proposed Nominee,

(3) the class and number of shares of the capital stock of the Corporation which are owned beneficially and of record by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee,

(4) the name of each nominee holder of shares of the capital stock of the Corporation owned beneficially but not of record by such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, and the number of such shares held by each such nominee holder,

(5) a description of any agreement, arrangement or understanding, whether written or oral (including any derivative or short positions, profit interests, options, warrants, stock appreciation or similar rights, hedging transactions, and borrowed or loaned shares), that has been entered into as of the date of the Stockholder’s notice by, or on behalf of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, the effect or intent of which is to mitigate loss to, manage the risk of or benefit from Corporation share price changes, or increase or decrease the voting power of, such Proposed Nominee and each Proposed Nominee Associate of such Proposed Nominee, with respect to shares of the Corporation,

(6) a description of all agreements, arrangements, or understandings (whether written or oral) between such Proposed Nominee and any Proposed Nominee Associate of such Proposed Nominee related to, and any material interest of such Proposed Nominee Associate in, such nomination, including any anticipated benefit therefrom to such Proposed Nominee Associate,

(7) a description of all commercial and professional relationships and transactions between or among such Proposed Nominee or any Proposed Nominee Associate, and any other Person or Persons known to such Proposed Nominee or Proposed Nominee Associate to have a material interest in such nomination,

(8) a representation as to whether such Proposed Nominee is an “interested person,” as defined under Section 2(a)(19) of the Investment Company Act of 1940, as amended,

(9) a representation that the Proposed Nominee satisfies the Corporation’s qualifications as set out in Article II, Section 3 of these Bylaws,

(10) any other information relating to such Proposed Nominee that would be required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for election of Directors in a solicitation subject to Rule 14a-12(c) of the Securities Exchange Act of 1934, whether or not the Stockholder submitting the notice intends to deliver a proxy statement or solicit proxies and whether or not an election contest is involved, and

(11) such Proposed Nominee’s written consent to being named as a nominee and to serving as a Director if elected.

(iii) Any notice of a Stockholder’s intent to nominate a Proposed Nominee must be accompanied by a certificate executed by the Proposed Nominee certifying that such Proposed Nominee (a) is not, and will not become a party to, any agreement, arrangement or understanding (whether written or oral) with any Person other than the Corporation in connection with service or action as a Director of the Corporation that has not been disclosed to the Corporation, (b) will serve as a Director of the Corporation if elected, and (c) satisfies the Director qualifications as set out in Article II, Section 3 of these Bylaws.

(iv) The Corporation may require any Proposed Nominee to complete a Director questionnaire in such form as the Board of Directors deems appropriate, undergo a background check or furnish such other information as it may reasonably require to determine the eligibility of such Proposed Nominee to serve as a Director of the Corporation.

(v) A Stockholder providing notice of any nomination proposed to be brought before a meeting of Stockholders shall further update and supplement such notice, if necessary, so that the information provided or required to be provided in such notice pursuant to Article II, Section 2 shall be true and correct as of the record date for determining the Stockholders entitled to receive notice of the meeting of Stockholders and such update and supplement shall be received by the Secretary at the principal executive offices of the Corporation not later than five (5) business days after the record date for determining the Stockholders entitled to receive notice of the meeting of Stockholders.

(d) If a notice by a Stockholder is required to be given pursuant to this Section 2, no person shall be entitled to receive reimbursement from the Corporation of the expenses of a solicitation of proxies for the election as a Director of a person named in such notice unless such notice states that such reimbursement will be sought from the Corporation and the Board of Directors approves such reimbursement. The chairman of the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by the Bylaws, and, if he should so determine, he shall so declare to the meeting and the defective nomination shall be disregarded for all purposes.

(e) Notwithstanding the foregoing provisions of this Section 2, unless otherwise required by law, if the Stockholder (or a qualified representative of the Stockholder) does not appear at the annual or special meeting of Stockholders of the Corporation to present a nomination, such nomination shall be disregarded, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 2(e), to be considered a qualified representative of the Stockholder, a Person must be a duly authorized officer, manager or partner of such Stockholder or must be authorized by a writing executed by such Stockholder delivered by such Stockholder to act for such Stockholder as proxy at the meeting of Stockholders and such Person must produce such writing at the meeting of Stockholders.

(f) Notwithstanding the foregoing provisions of this Section 2, a Stockholder shall also comply with all applicable requirements of the Securities Exchange Act of 1934 and the rules and regulations thereunder with respect to the matters set forth in this Section 2; provided however, that any references in these Bylaws to the Securities Exchange Act of 1934 or the rules promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations to be considered pursuant to this Section 2, and compliance with Section 2 shall be the exclusive means for a Stockholder to make nominations.

SECTION 3. Qualifications. Only individuals satisfying the following qualification requirements applicable to all Directors may be nominated, elected, appointed, qualified or seated (“nominated or seated”) to serve as a Director unless a majority of the Directors then in office shall have determined by resolution that failure to satisfy a particular qualification requirement will not present undue conflicts or impede the ability of the individual to discharge the duties of a Director or the free flow of information among Directors or between the Corporation’s investment adviser, investment sub-adviser (if any) and the Board of Directors: (i) an individual nominated or seated as a Director shall be at least thirty-five (35) years of age and not older than is permitted under the retirement policy of the Fund or if no such policy is in effect, seventy (70) years of age, and not under legal disability; (ii) an individual nominated or seated as a Director shall, at the time the individual is nominated or seated, serve as a director of no more than 5 companies having securities registered under the Securities Exchange Act of 1934 or treated as public reporting companies under any comparable regulatory regime (investment companies having the same investment adviser or investment advisers in a control relationship with each other shall all be counted as a single company for this purpose); (iii) an individual nominated or seated as a Director shall not be an employee, officer, partner, member or director of (A) any investment adviser or Person in a control relationship with such investment adviser (other than the Corporation’s investment adviser, investment sub-adviser (if any) or any investment adviser in a control relationship with the Corporation’s investment adviser or investment sub-adviser) or (B) an entity controlling or controlled by any investment adviser (other than the Corporation’s investment adviser or investment sub-adviser (if any) or any investment adviser in a control relationship with the Corporation’s investment adviser or investment sub-adviser (if any) or any Person in a control relationship with any of the foregoing); (iv) an individual nominated or seated as a Director shall not have been charged (unless such charges were dismissed or the individual was otherwise exonerated) with a criminal offense involving moral turpitude, dishonesty or breach of trust, or have been convicted or have pled guilty or nolo contendere with respect to a felony under the laws of the United States or any state thereof; (v) an individual nominated or seated as a Director shall not be and shall not have been subject to any censure, order, consent decree (including consent decrees in which the respondent has neither admitted nor denied the findings) or adverse final action of any federal, state or foreign governmental or regulatory authority (including self-regulatory organizations), barring or suspending such individual from participation in or association with any investment-related business or restricting such individual’s activities with respect to any investment-related business (collectively, “Prohibited Conduct”), nor shall an individual nominated or seated as a Director be the subject of any investigation or proceeding that could reasonably be expected to result in an individual nominated or seated as a Director failing to satisfy the requirements of this clause (v), nor shall any individual nominated or seated as a Director be or have engaged in any conduct which has resulted in, or could have reasonably been expected or would reasonably be expected to result in, the Securities and Exchange Commission censuring, placing limitations on the activities, functions, or operations of, suspending, or revoking the registration of any investment adviser under Section 203(e) or (f) of the Investment Advisers Act of 1940; (vi) an individual nominated or seated as a Director shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(a) of the Investment Company Act of 1940 that would result in, or could have reasonably been expected or would reasonably be expected to result in such individual or a company of which such individual is an affiliated person (as defined in Section 2(a)(3) of the Investment Company Act of 1940) being ineligible, in the absence of an exemptive order under Section 9(c) of the Investment Company Act of 1940, to serve or act in the capacity of employee, officer, director, member of an advisory board, investment adviser, or depositor of any registered investment company, or principal underwriter for any registered investment company, registered unit investment trust, or registered face-amount certificate company; (vii) an individual nominated or seated as a Director shall not be and shall not have been the subject of any of the ineligibility provisions contained in Section 9(b) of the Investment Company Act of 1940 that, in the absence of an exemptive order under Section 9(c) of the Investment Company Act of 1940, would permit, or could reasonably have been expected or would reasonably be expected to permit the Securities and Exchange Commission by order to prohibit, conditionally or unconditionally, either permanently or for a period of time, such individual from serving or acting as an employee, officer, director, member of an advisory board, investment adviser or depositor of, or principal underwriter for, a registered investment company or affiliated person (as defined in Section 2(a)(3) of the Investment Company Act of 1940) of such investment adviser, depositor, or principal underwriter; (viii) an individual nominated or seated as an “Independent Director” shall not be an “interested person,” as defined under Section 2(a)(19) of the Investment Company Act of 1940, of the Corporation; (ix) an individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, be employed or have been employed within the last two full calendar years and the current year by any pooled investment vehicle primarily engaged in the business of investing in “investment securities” (as defined in the Investment Company Act of 1940) (an “investment fund”) or any company or companies controlling, controlled by or under common control with such investment fund (including, without limitation, the sponsor, manager, advisor or subadvisor to the investment fund) which in the aggregate beneficially own (A) more than three percent (3%) of the outstanding voting shares of the Corporation, (B) securities issued by the Corporation having an aggregate value in excess of five percent (5%) of the total assets of such investment fund and any company or companies controlled by such investment fund, (C) securities issued by the Corporation and by all other investment funds having an aggregate value in excess of ten percent (10%) of the total assets of the investment fund making such investment and any company or companies controlled by the investment fund making such investment, or (D) together with other investment funds having the same investment adviser and companies controlled by such investment funds, more than ten percent (10%) of the total outstanding shares of the Corporation (an investment fund making such investment(s) and any company or companies controlled by it in the aggregate owning securities in excess of the amounts set forth in (A), (B), (C) or (D), but excluding any investment fund managed by the Corporation’s investment adviser, investment sub-adviser (if any) or an investment adviser in a control relationship with the Corporation’s investment adviser or investment sub-adviser, being referred to as a “12(d) Holder”), or by any Person who controls, is controlled by, under common control with or acts in concert with a 12(d) Holder; (x) an individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, have accepted directly or indirectly, during the calendar year of the election for which such individual is nominated or seated, or during the immediately preceding calendar year, any consulting, advisory, or other compensatory fee from any 12(d) Holder or from any Person who controls, is controlled by, is under common control with or acts in concert with any 12(d) Holder; (xi) an individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, be an officer, director, partner or managing member (or Person performing similar functions) of any 12(d) Holder or of any Person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder; and (xii) an individual nominated or seated as a Director shall not, and any immediate family member of such nominee shall not, control or act in concert with any 12(d) Holder or any Person who controls, is controlled by, is under common control with or is acting in concert with a 12(d) Holder.

SECTION 4. Vacancies. In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, has the exclusive power to elect a successor to hold office for the remainder of the unexpired term of the relevant class of Directors in which the vacancy occurred and until his successor is chosen and qualifies.

SECTION 5. Increase or Decrease in Number of Directors. The Board of Directors, by the vote of a majority of the entire Board, has the exclusive power to increase the number of Directors and has the exclusive power to elect Directors to fill the vacancies created by any such increase in the number of Directors for the entire remaining term of the relevant class of Directors and until their successors are duly chosen and qualified. The Board of Directors, by the vote of a majority of the entire Board, likewise has the exclusive power to decrease the number of Directors to a number not less than three.

SECTION 6. Resignation. A Director may resign at any time by giving written notice of his resignation to the Board of Directors or the Chairman of the Board or the Secretary of the Company. Any resignation shall take effect immediately upon its receipt or at such later time specified therein. Acceptance of a resignation shall not be necessary to make it effective unless the resignation states otherwise. No director candidate shall be qualified for nomination or election at any meeting that is scheduled to occur after a Director has reached the age of 74 and each Director shall cease to be qualified and shall automatically be deemed to retire from the

Board at the next annual meeting following the date a Director reaches the age of 75 years, even if his or her term of office has not otherwise expired.

SECTION 7. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

SECTION 8. Regular Meetings. Regular meetings of the Board of Directors shall be held at such time and on such notice as the Directors may from time to time determine.

The annual meeting of the Board of Directors shall be held as soon as practicable after the annual meeting of the Stockholders for the election of Directors.

SECTION 9. Special Meetings; Waiver of Notice. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, and must be held upon call of the Secretary on the written request of a majority of the Directors, by oral or electronic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting. No notice need be given to any Director who attends in person or to any Director who, in writing executed and filed with the records of the meeting either before or after the holding thereof, waives such notice. Such notice or waiver of notice need not state the purpose or purposes of such meeting.

SECTION 10. Quorum. A majority of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of the Board there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

SECTION 11. Executive Committee. The Board of Directors may, by the affirmative vote of a majority of the whole Board, appoint from the Directors an Executive Committee to consist of one or more Directors as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors by such affirmative vote shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure, and may meet when and as provided by such rules or by resolution of the Board of Directors, but the presence of a majority shall be necessary to constitute a quorum if the Executive Committee has more than two members. During the absence of a member of the Executive Committee, the remaining members, whether or not they constitute a quorum, may appoint a member of the Board of Directors to act in his place.

SECTION 12. Audit Committee. There shall be an Audit Committee of two or more Directors who are not “interested persons” of the Corporation (as defined in the Investment Company Act of 1940, as amended) appointed by the Board who may meet at stated times or on notice to all by any of their own number. The Committee’s duties shall include reviewing both the audit and other work of the Corporation’s independent accountants, recommending to the Board of Directors the independent accountants to be retained, and reviewing generally the maintenance and safekeeping of the Corporation’s records and documents.

SECTION 13. Other Committees. The Board of Directors, by the affirmative vote of a majority of the whole Board, may appoint from the Directors other committees which shall in each case consist of one or more Directors and shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee which has more than two members may determine its action and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members and powers of any such committee, to fill vacancies and to discharge any such committee.

SECTION 14. Telephone Meetings. Members of the Board of Directors or a committee of the Board of Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting, except that for purposes of actions required to be made “in person” by the Investment Company Act of 1940, participation by such means shall not constitute “in person” participation.

SECTION 15. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors or any committee thereof may be taken without a meeting, if a consent to such action is given in writing or by electronic transmission by all members of the Board or of such committee, as the case may be, and such consent is filed with the minutes of the proceedings of the Board or such committee.

SECTION 16. Compensation of Directors. No Director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined by the Investment Company Act of 1940, as amended) of the Corporation or of its investment manager or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services as may from time to time be voted by the Board of Directors.

ARTICLE III

Officers

SECTION 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Board of Directors as soon as may be practicable after the annual meeting of the Stockholders. These may include a Chairman of the Board of Directors (who shall be a Director) and shall include a President, one or more Vice-Presidents (the number thereof to be determined by the Board of Directors), a Secretary and a Treasurer. The Board of Directors or

the Executive Committee may also in its discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Board or the Executive Committee may determine. The Board of Directors may fill any vacancy which may occur in any office. Any two offices, except those of President and Vice-President, may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

SECTION 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of the whole Board of Directors. Any officer may resign his office at any time by delivering a written resignation to the Board of Directors, the President, the Secretary, or any Assistant Secretary, unless otherwise specified therein, such resignation shall take effect upon delivery.

SECTION 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Board of Directors or the Executive Committee.

SECTION 4. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the Investment Company Act of 1940, as amended, and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation’s property, fund or securities that may come into his hands.

ARTICLE IV

Capital Stock

SECTION 1. Issuance of Stock. Stockholders of the Corporation are not entitled to certificates representing the shares of stock held by them. Shares shall be issued and stock ownership records shall be maintained in book-entry form. Whenever stock certificates are surrendered to the Corporation, for transfer, exchange or otherwise, the shares of stock issuable or outstanding upon such surrender shall be represented by book-entry without certificates. When the Corporation issues or transfers shares of stock without certificates, the Corporation shall provide to record holders of such shares a written statement of the information required by the Maryland General Corporation Law. Such information may include the name of the Corporation, the name of the Stockholder, the number and class of the shares, any restrictions on transferability, and any other information deemed necessary or appropriate by the Corporation. The provisions of this Section 1 and of Section 5 of this Article of these By-Laws authorizing issuance of shares by book-entry without certificates shall apply to all issuances of stock of the Corporation, except to the extent that the use of certificates may be continued as determined by the Board of Directors.

SECTION 2. Transfer of Shares. Shares of the Corporation shall be transferable on the books of the Corporation by the holder thereof in person or by his duly authorized attorney or legal representative, upon surrender and cancellation of certificates, if any, for the same number of shares, duly endorsed or accompanied by proper instruments of assignment and transfer, with such proof of the authenticity of the signature as the Corporation or its agents may reasonably require; in the case of shares not represented by certificates, the same or similar requirements may be imposed by the Board of Directors.

SECTION 3. Stock Ledgers. The stock ledgers of the Corporation, containing the names and addresses of the Stockholders and the number of shares held by them respectively, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

SECTION 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar. Upon any such appointment being made all certificates representing shares of capital stock thereafter issued shall be countersigned by one of such transfer agents or by one of such registrars of transfers (if any), or by both if such transfer agents or registrars are not the same person, and shall not be valid unless the certificates are so countersigned. If the same person shall be both transfer agent and registrar, only on countersignature by such person shall be required.

SECTION 5. Lost, Stolen or Destroyed Certificates. The Board of Directors or the Executive Committee may determine the conditions upon which the Corporation shall recognize, by book-entry, the ownership of shares of stock represented by a stock certificate which is alleged to have been lost, stolen or destroyed; and may, in its discretion, require the owner of such certificate or such owner’s legal representative to give bond, with sufficient surety, to the Corporation and each Transfer Agent, if any, to indemnify it and each such Transfer Agent against any and all loss or claims which may arise with respect to the certificate alleged to have been lost, stolen or destroyed, and any and all loss or claims with respect to the Corporation’s book-entry recognition of ownership of the underlying shares.

ARTICLE V

Corporate Seal

The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine.

ARTICLE VI

Fiscal Year and Accountant

SECTION 1. Fiscal Year. The fiscal year of the Corporation, unless otherwise ordered by the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.

SECTION 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountants to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any Stockholders’ meeting called for that purpose.

ARTICLE VII

Indemnification

The Corporation shall indemnify its Directors and officers against judgments, fines, settlements and expenses to the fullest extent authorized and in the manner permitted, by applicable federal and state law and the Articles of Incorporation of the Corporation.

ARTICLE VIII

Custodian

SECTION 1. Designation of Custodian. Subcustodians. The Corporation shall have as custodian or custodians one or more trust companies or banks of good standing, each having a capital, surplus and undivided profits aggregating not less than fifty million dollars ($50,000,000), and, to the extent required by the Investment Company Act of 1940, as amended, the funds and securities held by the Corporation shall be kept in the custody of one or more such custodians, provided such custodian or custodians can be found ready and willing to act, and further provided that the Corporation may use as subcustodians, for the purpose of holding any foreign securities and related funds of the Corporation, such foreign banks as the Board of Directors may approve and as shall be permitted by law.

SECTION 2. Termination of Custodian. The Corporation shall upon the resignation or inability to serve of its custodian or upon change of the custodian:

(a) in case of such resignation or inability to serve, use its best efforts to obtain a successor custodian; require that the cash and securities owned by the Corporation be delivered directly to the successor custodian; and

(b) in the event that no successor custodian can be found, submit to the Stockholders before permitting delivery of the cash and securities owned by the Corporation otherwise than to a successor custodian, the question whether or not this Corporation shall be liquidated or shall function without a custodian.

ARTICLE IX

Amendment of By-Laws

The Board of Directors, by affirmative vote of a majority thereof, shall have the exclusive power to make, amend, alter and repeal the By-laws of the Corporation, at any regular or special meeting, the notice or waiver of notice of which shall have specified or summarized the proposed amendment, alteration, repeal or new By-law, except as otherwise required by the Investment Company Act of 1940, as amended.

As of August 22, 2017